UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders of New York Community Bancorp, Inc. was held on June 2, 2011.

(b)	The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:
Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Dominick Ciampa	293,371,618	7,923,841	89,937,768
William C. Frederick, M.D.	298,057,495	3,238,097	89,937,768
Max L. Kupferberg	291,528,083	9,767,256	89,937,768
Spiros J. Voutsinas	296,975,391	4,320,256	89,937,768
Robert Wann	297,435,039	3,855,201	89,937,768

2.	The appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the stockholders by the following vote:
Shares Voted For	Shares Voted Against	Abstentions
388,208,724	3,851,020	521,737
There were no broker non-votes on this proposal.

3.	The re-approval of the New York Community Bancorp, Inc. Management Incentive Compensation Plan, which was originally approved by shareholders in 2006, and the material terms of which were described in the Proxy Statement for the 2011 Annual Meeting.
Shares Voted For	Shares Voted Against	Abstentions
292,095,484	8,607,148	1,941,081
There were 89,937,768 broker non-votes on this proposal.

4.

The re-approval of the New York Community Bancorp, Inc. 2006 Stock Incentive Plan, which was originally approved by shareholders in 2006, and the material terms of which were described in the Proxy Statement for the 2011 Annual Meeting.

Shares Voted For	Shares Voted Against	Abstentions
284,375,932	16,583,621	1,684,160
There were 89,937,768 broker non-votes on this proposal.

5.	Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation.
Shares Voted For	Shares Voted Against	Abstentions
247,796,974	52,382,194	2,464,545
There were 89,937,768 broker non-votes on this proposal.

6.	To provide a non-binding advisory vote on the frequency with which the advisory vote on the Named Executive Officer compensation shall occur.
Shares Voted For Every
One Year	Two Years	Three Years	Abstentions
140,564,167	3,737,413	153,588,402	2,892,413
There were 89,937,768 broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 2, 2011	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications